UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  May 19, 2014

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard

South San Francisco, California 94080

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 19, 2014 at the American Thoracic Society (ATS) 2014 International Conference held in San Diego, California, GlaxoSmithKline (GSK) presented posters containing information from Phase 3 studies of umeclidinium/vilanterol (UMEC/VI) and a Phase 3 study of ELLIPTA®, the new dry powder inhaler.  ANORO™ ELLIPTA® is the proprietary name for UMEC/VI.  ANORO™ ELLIPTA® is a combination of two bronchodilators, a long-acting beta2 agonist (LABA) and an anticholinergic in a single inhaler.  UMEC/VI has been developed under the 2002 LABA collaboration between Glaxo Group Limited and Theravance, Inc. The posters are filed as Exhibits 99.1 to 99.3 to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                      Exhibits.

Exhibit	Description

Exhibit 99.1	Bronchodilator response to the long-acting bronchodilator combination of umeclidinium/vilanterol across subgroups of patients with COPD

Exhibit 99.2	Cardiovascular safety of umeclidinium/vilanterol in COPD: results from eight randomized clinical trials

Exhibit 99.3	A randomized controlled trial comparing two dry powder inhalers: more patients with COPD prefer ELLIPTA compared to DISKUS based on inhaler-specific attributes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: May 19, 2014	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Bronchodilator response to the long-acting bronchodilator combination of umeclidinium/vilanterol across subgroups of patients with COPD

99.2	Cardiovascular safety of umeclidinium/vilanterol in COPD: results from eight randomized clinical trials

99.3	A randomized controlled trial comparing two dry powder inhalers: more patients with COPD prefer ELLIPTA compared to DISKUS based on inhaler-specific attributes